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                                                                   Exhibit 99.1

PRESS RELEASE
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FOR IMMEDIATE RELEASE

           IPC HOLDINGS ESTIMATES IMPACT OF THIRD QUARTER 2004 STORMS
           ----------------------------------------------------------

PEMBROKE, BERMUDA, October 11th 2004. IPC Holdings, Ltd. (NASDAQ: IPCR) today announced its estimate of the negative impact of various storms that occurred in August and September on its third quarter 2004 results. Based upon an analysis of information currently available, IPC expects the aggregate net impact on earnings of Hurricanes Charley, Frances, Ivan and Jeanne, and the Pacific typhoons Chaba and Songda, to be approximately $100 million. This estimate is subject to variability reflecting the unusual pattern of multiple storms affecting one geographic area and the resulting impact on claims adjusting by, and communications from, ceding companies.

The Company noted that it had still only received a small number of actual loss advices from clients impacted by the events. Accordingly, the estimate was based on industry loss estimates, output from both industry and proprietary models, a review of contracts potentially affected by the events and ongoing discussions with clients and intermediaries. The ultimate impact of losses from the storms on the Company's results of operations might therefore differ substantially from this estimate.

Jim Bryce, IPC's President and Chief Executive Officer, noted that "industry losses from this unfortunate and tragic series of catastrophe events serve to underscore the important role that catastrophe reinsurance serves in protecting the economic interests of the primary insurance market, as well as the importance to the companies within the industry as a whole, of financial strength and underwriting discipline, and in particular the prudent management of aggregate catastrophe exposures".

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as "believes," "anticipates," "intends," "expects" and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.


      CONTACT:  Jim Bryce, President and Chief Executive Officer or
                John Weale, Senior Vice President and Chief Financial Officer

                Telephone:  441-298-5100


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